UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Loudon Road, Suite 200, Concord NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

[ ]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders

On November 2, 2018, hopTo Inc., a Delaware corporation (“hopTo” or the “Company”), entered into a First Amendment to Rights Agreement (the “First Amendement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

The First Amendement is designed to preserve the Company’s ability to use its net operating loss carryforwards and certain other tax assets (collectively, “Tax Benefits”). As of December 31, 2017, hopTo had federal net operating loss carryforwards totaling $62.3 million and California state net operating loss carryforwards totaling $6.9 million.

The First Amendement makes rights exercisable if a person or group acquires more than 4.9% of hopTo common stock other than as a result of dividend or stock split. hopTo’s existing stockholders that beneficially own in excess of 4.9% of the common stock will be “grandfathered in” at their current ownership level. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase hopTo common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Tax Benefits can become subject to limitations by reason of the Company experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). A company generally experiences such an ownership change if the percentage of its stock owned by its “5-percent shareholders,” as defined in Section 382 of the Tax Code, increases by more than 50 percentage points over a rolling three-year period. The First Amendement is designed to reduce the likelihood that the Company will experience an ownership change under Section 382 of the Tax Code by (1) discouraging any person or group from becoming a shareholder of 4.9% or more of the Company’s stock and (2) discouraging any existing 4.9% shareholder from acquiring additional shares of the Company’s stock.

Item 9.01 Exhibits and Financial Statements.

Exhibit No.	Description
4.2	First Amendment to Rights Agreement, dated as of November 2, 2018, by and between hopTo, Inc. and American Stock Transfer & Trust Company LLC, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of November 2, 2018.

hopTo Inc.

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title:	Chief Executive Officer